MAGNOLIA PLACE APARTMENTS PARTNERSHIP,
                  A Mississippi Limited Partnership

                    CERTIFICATION AND AGREEMENT

CERTIFICATION AND AGREEMENT made as of November 14, 1997, by Magnolia Place Apartments Partnership, A Mississippi Limited Partnership (the "Operating Partnership"); M. Riemer Calhoun, Jr. and T.F. Management, Inc., its general partners (the "General Partners"); and M. Riemer Calhoun, Jr., its limited partner (the "Withdrawing Original Limited Partner") for the benefit of Boston Capital Tax Credit Fund IV, L.P., a Delaware limited partnership (specifically Series 27 thereof) (the "Investment Partnership"); BCTC 94, Inc., a Delaware corporation, and Peabody & Brown, and certain other persons or entities described herein.

WHEREAS, the Operating Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of November 14, 1997 (the "Operating Partnership Agreement"), and in accordance with which the Investment Partnership will make substantial capital contributions to the Operating Partnership;

WHEREAS, the Investment Partnership and Boston Capital have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment
Partnership in the Operating Partnership; and

WHEREAS, Peabody & Brown, as counsel for the Investment
Partnership, will rely upon such information and representations in connection with its delivery of certain opinions with respect to this transaction;

NOW, THEREFORE, to induce the Investment Partnership to enter into the Operating Partnership Agreement and become a limited partner of the Operating Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Operating Partnership, the General Partners and the Withdrawing Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership, Boston Capital, Peabody & Brown, and certain other persons hereinafter described.

1.	Representations, Warranties and Covenants of the
Operating Partnership and the General Partners

The Operating Partnership and the General Partners jointly and severally, and in solido, represent, warrant and certify to the Investment Partnership, Boston Capital, and Peabody & Brown that, with respect to the Operating Partnership, as of the date hereof:

1.01	The Operating Partnership is duly organized as a
limited partnership pursuant to the laws of the State of Mississippi with full power and authority to own the apartment complex (the "Apartment Complex") and conduct its business; the Operating Partnership, the General Partners and the Withdrawing Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Operating Partnership, the General Partners and the Withdrawing Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Operating Partnership or General Partners or Withdrawing Original Limited Partner are bound or any law, regulation, judgment, decree or order applicable to the Operating Partnership or the General Partners or the Withdrawing Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Operating Partnership, the General Partners and the Withdrawing Original Limited Partner, enforceable against each of them in accordance with its terms.

	1.02	The General Partners have delivered to the Investment
Partnership, Boston Capital or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Operating Partnership. All factual information, including without limitation the information set forth in Exhibit A hereto, provided to the Investment Partnership, Boston Capital or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made. The financial statements for the General Partners and their affiliates previously delivered fairly present the financial condition of such parties as of the dates of said financial statements and since the date of such financial statements there has been no material adverse change in the financial position of any of the General Partners or such affiliates. The estimates of occupancy rates, operating expenses, cash flow, depreciation and tax credits set forth on Exhibit A are reasonable in light of the knowledge and experience of the General Partners.

	1.03	As of the date hereof, each of the representations
contained in Exhibit B attached hereto is true, accurate and complete as to each of the Operating Partnership, the General Partners and the Withdrawing Original Limited Partner and as to any of their affiliates, any of their predecessors and their affiliates, predecessors, any of their directors, officers, general partners and/or beneficial owners of ten percent (10%) or more of any class of their equity securities (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), as the case may be, and any promoters presently connected with them in any capacity.

	1.04	Each of the representations and warranties contained in
the Operating Partnership Agreement is true and correct as of the date hereof.

	1.05	Each of the covenants and agreements of the Operating
Partnership and the General Partners contained in the Operating Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

	1.06	All conditions to admission of the Investment
Partnership as the investment limited partner of the Operating
Partnership contained in the Operating Partnership Agreement have been satisfied.

	1.07	No default has occurred and is continuing under the
Operating Partnership Agreement or any of the Project Documents
(as said term is defined in the Operating Partnership Agreement) for the Operating Partnership.

	1.08	The General Partners agree to take all actions
necessary to claim the Projected Credit, including, without limitation, the filing of a Form 8609 with the Internal Revenue
Service.

	1.09	No person or entity other than the Operating
Partnership holds any equity interest in the Apartment Complex.

1.10 The Operating Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

1.11 The Operating Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

	1.12	No person or entity except the Operating Partnership
has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

	1.13	The General Partners are not related in any manner to
the Investment Partnership, nor are the General Partners acting as an agent of the Investment Partnership.

	1.14	The Apartment Complex contains no substance known to be
hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substances, underground storage tanks, polychlorinated biphenyls (PCBs), and radon; the Apartment Complex is not affected by the presence of oil, toxic substances, or other pollutants that could be a detriment to the Apartment Complex nor is the Operating
Partnership in violation of any local, state, or federal law or regulation; and no violation of the Clean Air Act, Clean Water
Act, Resource Conservation and Recovery Act, Toxic Substance
Control Act, Safe Drinking Water Control Act, Comprehensive Environmental Resource Compensation and Liability Act, or
Occupational Safety and Health Act has occurred or is continuing. Neither the Operating Partnership nor the General Partners nor the Withdrawing Original Limited Partner have received any notice from any source whatsoever of the existence of any such hazardous condition relating to the Apartment Complex or of any violation of any local, state or federal law or regulation with respect to the Apartment Complex.

	1.15	The fair market value of the Apartment Complex exceeds
the total amount of indebtedness encumbering the Apartment
Complex and is expected to continue to do so throughout the term of such indebtedness.

	1.16	The Apartment Complex is not in violation of any State
of local health or building code or regulation.

	1.17	The 1996 low-income housing tax credit authorization in
the amount of at least $130,340 per annum for the Property has been obtained by the Partnership from the tax credit agency of the State of Mississippi and is in full force and effect.

	1.18	The Partnership has validly elected under Section
42(b)(2)(A)(ii) of the Code to lock in a credit percentage of 8.60% with respect to the qualified basis of the Property.

	1.19	All 40 dwelling units in the Property will be leased to
persons who satisfy the income restrictions under Section
42(g)(1) of the Code at rents satisfying the rent restrictions of
Section 42(g)(2) of the Code.

	1.20	All qualified low income dwelling units in the Property
will be occupied by tenants under leases with terms of not less than six months.

	1.21	All rental units in the Property are of equal quality
with comparable amenities available to low-income tenants on a comparable basis without separate fees.

	1.22	The Apartment Complex does not receive assistance under
HUD Section 8 Moderate Rehabilitation Program.

	1.23	The Operating Partnership, as of December 31, 1996,
owned the Apartment Complex and had a basis in the Apartment Complex equal to at least 10% of its anticipated basis in the Apartment Complex as of December 31, 1998, and all buildings in the Apartment Complex will be placed in service for the purposes of the Code not later than December 31, 1998.

	1.24	The allocation of 1996 low income housing tax credit to
the Property was not made pursuant to the "nonprofit set aside" provisions of Section 42 of the Code.

	2.     Indemnification

	2.01	The General Partners (for purposes of this Section
2.01, (the "Indemnifying Party") agrees to indemnify and hold harmless the Investment Partnership and Boston Capital (for purposes of this Section 2.01, the "Indemnified Parties" or, individually, an "Indemnified Party") and each officer, director, employee and person, if any, who controls any party against any losses, claims, damages or liabilities (collectively, "Liabilities"), joint or several, to which any Indemnified Party or such officer, director, employee or controlling person may become subject, insofar as such Liabilities or actions in respect thereof arise out of or are based upon (i) a breach by such Indemnifying Party of any of his representations, warranties or covenants to such Indemnified Party or any such of its officers, directors, employees or controlling persons under this Certification and Agreement or (ii) liability under any statute, regulation, ordinance, or other provision of federal, state, or local law or any civil action pertaining to the protection of the environment or otherwise pertaining to public health or employee health and safety, including, without limitation, protection from hazardous waste, lead-based paint, asbestos, methane gas, urea formaldehyde insulation, oil, toxic substance, underground storage tanks, polychlorinated biphenyls (PCBs), and radon; and to reimburse each such Indemnified Party and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending against any such Liability or action; provided, however, that the Indemnifying Party shall not be required to indemnify any Indemnified Party or any such officer, director, employee or controlling person for any payment made to any claimant in settlement of any Liability or action unless such payment is approved by the Indemnifying Party or by a court having jurisdiction of the controversy. This indemnity agreement shall remain in full force and effect notwithstanding any investigation made by any party hereto, shall survive the termination of any agreement which refers to this indemnity and shall be in addition to any liability which the Indemnifying
Party may otherwise have.

	2.02	The Indemnifying Party shall not be liable under the
indemnity agreements contained in Section 2.01 unless the Indemnified Party shall have notified the Indemnifying Party in writing within forty-five (45) business days after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party or any such of its officers, directors, employees or controlling persons, but failure to notify an Indemnifying Party of any such claim shall not relieve it from any liability which it may have to the Indemnified Party or any such of its officers, directors, employees or controlling persons against whom action is brought otherwise than on account of its indemnity agreement contained in
Section 2.01. In case any action is brought against any Indemnified Party or any such of its officers, directors, employees or controlling persons upon any such claim, and it notifies the Indemnifying Party of the commencement thereof as aforesaid, the Indemnifying Party shall be entitled to participate at their own expense in the defense, or, if they so elect, in accordance with arrangements satisfactory to the any Indemnifying Party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such Indemnified Party or any such of its officers, directors, employees or controlling persons and any other Indemnified Party who are defendants in such action; and after notice from the Indemnifying Party to such Indemnified Party or any such of its officers, directors, employees or controlling persons of its election so to assume the defense thereof and the retaining of such counsel by the Indemnifying Party, the Indemnifying Party shall not be liable to such Indemnified Party or any such of its officers, directors, employees or controlling persons for any legal or other expenses subsequently incurred by such Indemnified Party or any such of its officers, directors, employees or controlling persons in connection with the defense thereof, other than the reasonable costs of investigation.

3.	Miscellaneous

3.01	 This Certification and Agreement is made solely
for the benefit of the Operating Partnership, the General
Partners, the Withdrawing Original Limited Partner, Boston
Capital, Peabody & Brown and the Investment Partnership (and, to the extent provided in Section 2, the officers, directors, partners, employees and controlling persons referred to therein), and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

3.02	This Certification and Agreement may be executed
in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

3.03	Terms defined in the Operating Partnership
Agreement and used but not otherwise defined herein shall have the meanings given to them in the Operating Partnership
Agreement.

IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the date first above written.

OPERATING PARTNERSHIP:		             MAGNOLIA PLACE APARTMENTS
						                               PARTNERSHIP, A MISSISSIPPI
						                               LIMITED PARTNERSHIP

						                               By:	T.F. Management, Inc.
                                   						Its:	General Partner

						                                   By:	M. Riemer Calhoun, Jr.
						                                       Its:	President

                                        					/s/M. Riemer Calhoun, Jr.

					                                       	By:	M. Riemer Calhoun, Jr.
						                                           Its:	General Partner
                                           						/s/M. Riemer Calhoun

GENERAL PARTNERS: 			               T.F. MANAGEMENT, INC.

                              						By:	M. Riemer Calhoun, Jr.
 					                                  Its:	President

                             						     /s/M. Riemer Calhoun

                                   M.  RIEMER CALHOUN, JR.

                       						     /s/M. Riemer Calhoun

WITHDRAWING ORIGINAL		            M. RIEMER CALHOUN, JR.
LIMITED PARTNER
                            						/s/M. Riemer Calhoun

                            Exhibit A

                MAGNOLIA PLACE APARTMENTS PARTNERSHIP,
                  A Mississippi Limited Partnership

                           FACT SHEET

1.	Sources and Uses

   A.	Sources

      i.  Permanent First Mortgage			              $400,000
     ii. 	Permanent Second Mortgage			             $500,000
    iii.	 LIHTC Equity		                        			$800,027
     iv.  General Partner Equity			                $100

	         TOTAL		                              			$1,700,027

B.	Uses

    i.	Total Construction Costs			                $1,173,000

   ii.	Acquisition Costs
	      a.	Land					                               $150,000
	      b.	Building				                            $0

iii. 	Architect, Accounting, Legal &
        Engineering                                $75,500
iv.  Development Fee				                          $194,000
v.  	Construction Interest 				                    $32,000
vi.  	Bond 						                                  $13,000
vii.  	Taxes and Insurance			                     	$16,277
viii.  Tax Credit Fees				                         $12,500
ix.  Permanent Loan Fee				                         $9,750
x.  	Leasing/Operating Reserve			                  $24,000

TOTAL	     	                                     $1,700,027

2.	Construction Financing

	  A.	Lender					                               Hibernia National Bank
	  B.	Mortgage Amount			                           $975,000
		    i. 	Note Date			                          August 29, 1997
		    ii.	Interest Rate			                      8.80%
     iii.  Term                                 12 months
      iv.  Fee				                              $9,750

3.	Permanent Financing

   A.  Lender (First Mortgage)		                Hibernia National Bank
   B.  	Mortgage Amount:			                     $400,000
		      i	Note Date:			                         August 29, 1997
		      ii.	Interest Rate:		                   	8.80% adjusted on 5th and
                                                10th anniversary
		iii.	Term:				                                15 years
		iv.	Amortization:			                          300 months

      A.  Lender (Second Mortgage)		            Jackson County
      B.  Mortgage Amoun	  		                   $500,000
      C.  Note Date:				                        N/A (upon completion)
        		 ii.	Interest Rate:                   1%
          iii. Term				                         40 years

4.  Total Construction Costs:			                $1,173,000

5.	Construction Commencement:		                 August, 1997

6.	Construction Completion:			                  March, 1998

7.	Eligible Basis:					                         $1,516,277

8.	Qualified Basis:				                         $1,516,277

9.	Capital Contributions:
	  General Partners				                               $100

	  Investment Limited Partner			                  $800,027

10.	Type of Credit:				                         New construction

11.	Rent-up Schedule:				                      100% occupancy by May,
                                               1998

12.	Projected Credit to the
	Investment Partnership (99%):		              $91,401 for 1998
	($129,037 new construction)			               $129,037 for 1999-2007
							                                       $37,636 for 2008

13.	Total Projected Credit to the
	   Operating Partnership (100%):		           $92,324 for 1998
	($130,340 new construction)			               $130,340 for 1999-2007
							                                       $38,016 for 2008

14.	Tax Credit Approval:

    A.	Application
		     i.	 Filing Date:
 		    ii. Credit Amount Requested:          $139,256

	   B.	Reservation
		     i.	  Date:				                        November 11, 1996
		     ii.	 Credit Amount  Reserved          $139,256

	   C.	Allocation

		     i.	Date:				                          December 26, 1996
		     ii.	Credit Amount Allocated           $130,034

15.	Apartment Complex

    A.	Name			                               Magnolia Place Apartments
    B. Address				                           Gautier, Mississippi
    C. Type of Project			                    Family

Type of Project			                           Family

16.	Area Median Income:				$34,600

17.	Type of Apartments:				Garden Apartments

                    #   Unit Sq. Ft.  Basic Rent  Util. Allow.  Total Rent

1 BR (50% median)  20        800         261          63           324
2 BR (60% median)  10        950         396          71           467
3 BR (60% median)  10       1,100        454          86           540

18.	Number of Units Receiving
   	Rental Assistance:				-0-

19.	Annual Operating Expenses
  	(beginning 1998):				                 $74,411

20.	Replacement Reserve Account
	   A	 Annual:				                         $8,000
	   B.	Required Total Accumulation:	      $80,000

21.	Operating Reserve Account:			         $12,000

22.	Amount of Annual Reporting
	   Fee to Boston Capital:				            $4,000

23.	Amount of Annual Partnership
   	Management Fee:				                   $4,000

24.	Amount of Total Depreciable Base
  	 Allocated to Personal Property:		    $30,121

25.	Total Capital Contribution of
   	Investment Partnership:			          $800,027

26.	Schedule of Capital Contributions

    A.  $600,020 on the latest to occur of:
        i.   Tax Credit Set-Aside;
        ii.  Admission Date;
        iii. Construction Loan Closing; and
        iv.  Permanent Mortgage Loan Commitment.

    B.  $80,003 on the latest to occur of:

        i.  Completion;
        ii.  State Designation; or
        iii.  Cost Certification;

    C.  $120,004  on the latest to occur of:

        i.  the Initial 100% Occupancy Date;
        ii.  Permanent Mortgage Commencement;
        iii. receipt by the Limited Partners of the Partnership's owner's title policy;
         iv. opinion of counsel to the Partnership; or
          v. Breakeven Point.

27.	General Partners:	T.F. Management, Inc.
					907 Polk Street
					P.O. Drawer 799
					Mansfield, LA 71052

    M.  Riemer Calhoun, Jr.
    907 Polk Street
    P.O. Drawer 799
    Mansfield, LA 71052

28.	Ownership Interests
                          Normal Operations    	CapitalTransactions

    A.	General Partners:			    1.0%		                	1.0%
    B.  Investment L.P.:			   98.99			                98.99%
    C.  Special L.P.				        .01%				                .01%

29.	Management Agent:        				Calhoun Property Management, Inc.
	   Contact Person:				          James C. Howell, Jr.

    A.  Address:	            				907 Polk Street, P.O.
                                 Drawer 799
						                           Mansfield, LA 71052

    B.  Telephone Number:	     		  318-872-0286
    C.  Amount of Management Fees:	(5% of gross rental
        receipts)

30.	Builder:					               Calhoun Builders, Inc.
	   Contact Person:	  		        James C. Howell, Jr.

    A.  Address:			  	          907 Polk Street, P.O. Drawer 799
	  					                        Mansfield, LA. 71052

	   B.	Telephone Number:  		 	  318-872-0286
    C.  Construction Contract	  $1,256,600

31.	Architect:					             Paul F. Stewart Architect, Ltd.

    Contact Person:				         Wayne Hotzclaw

A.  Address:				                1904 Stubbs Ave., Suite B
						                          Monroe, LA 71201

B	  Telephone Number:           318-322-7158

C	  Amount of Fee:			           $34,500

32.	Auditor and Tax Return Preparer:  Todd Little & Company

    Contact Person:				         Todd Little
    A.  Address:				            P.O. Box 2485
				             			            Monroe, LA 71211
	   B  	Telephone Number:			    318-323-1717
	   C.	 Fee:					               $4,500

33.	Federal Taxpayer I.D. Number:		64-0877967

34.	Operating Deficit Guaranty:		  M. Riemer Calhoun, Jr.

	M. Riemer Calhoun, Jr., individually, and on behalf of the Operating Partnership, shall be obligated to make
Subordinated Loans to the Partnership to cover debt service, operating expenses and the Replacement Reserve Fund to the extent these exceed available operating income.

35.	Building Breakdown

   	A. # of units:	  			 40
	   B. # of Buildings:   13

    BIN: MS-96-119-01 through 13

cc:	Boston Capital Accounting Department
                                                                 Exhibit B

           Certificate of Operating Partnership, General Partners
                 and Withdrawing Original Limited Partner
                      Re: Lack of Disqualifications

	The Operating Partnership, its General Partners and its Withdrawing Original Limited Partner (as identified on the Certification and Agreement to which this Certificate is attached as Exhibit B) hereby represent to you that neither (i) the Operating Partnership, (ii) any predecessor of the Operating Partnership, (iii) any of the Operating Partnership's affiliates ("affiliate" meaning a person that controls or is controlled by, or is under common control with, the Operating Partnership) ,
(iv) any sponsor (meaning any person who (1) is directly or indirectly instrumental in organizing the Operating Partnership or (2) will directly or indirectly manage or participate in the management of the Operating Partnership or (3) will regularly perform, or select the person or entity who will regularly perform, the primary activities of the Operating Partnership),
(v) any officer, director, principal or general partner of the Operating Partnership or of any sponsor, (vi) any officer, director, principal, promoter or general partner of the General Partners or General Partners, (vii) any beneficial owner of ten per cent or more of any class of the equity securities of the Operating Partnership or of any sponsor (beneficial ownership meaning the power to vote or direct the vote and/or the power to dispose or direct the disposition of such securities), (viii) any promoter of the Operating Partnership (meaning any person who, acting alone or in conjunction with one or more other persons, directly or indirectly has taken, is taking or will take the initiative in founding and organizing the business of the operating Partnership or any person who, in connection with the founding and organizing of the business or enterprise of the Operating Partnership, directly or indirectly receives in consideration of services or property, or both services and property, ten per cent or more of any class of securities of the Operating Partnership or ten per cent or more of the proceeds from the sale of any class of such securities; provided, however, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter if such person does not otherwise take part in founding and organizing the enterprise) presently connected with the Operating Partnership in any capacity:

(1)	Has filed a registration statement which is the subject
of any pending proceeding or examination under the securities laws of any jurisdiction, or which is the subject of any refusal order or stop order thereunder entered within five years prior to the date hereof;

	(2) 	Has been  convicted  of  or  pleaded  nolo  contendere
to a misdemeanor or felony or, within the last ten years, been held liable in a civil action by final judgment of a court based upon conduct showing moral turpitude in connection with the offer, purchase or sale of any security, franchise or commodity
(which term, for the purposes of this Certificate shall hereinafter include commodity futures contracts) or any other aspect of the securities or commodities business, or involving racketeering, the making of a false filing or a violation of Sections 1341, 1342 or 1343 of Title 18 of the United States Code or arising out of the conduct of the business of an issuer, underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving theft, conversion, misappropriation, fraud, breach of fiduciary duty, deceit or intentional wrongdoing including, but not limited to, forgery, embezzlement, obtaining money under false pretenses, larceny fraudulent conversion or misappropriation of property or conspiracy to defraud, or which is a crime involving moral turpitude, or within the last five years of a misdemeanor or felony which is a criminal violation of statutes designed to protect consumers against unlawful practices involving insurance, securities, commodities, real estate, franchises, business opportunities, consumer goods or other goods and services;

(3)	Is subject to (a) any administrative order, judgment or
decree entered within five years prior to the date hereof entered or issued by or procured from a state securities commission or administrator, the Securities and Exchange Commission ("SEC"), the Commodities Futures Trading Commission or the U.S. Postal
Service, or to (b) any administrative order or judgment, in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or involving deceit theft, fraud or fraudulent conduct, or breach of fiduciary duty, or which is based upon a state banking, insurance, real estate or securities law or (c) has been the subject of any administrative order, judgment or decree in any state in which fraud, deceit, or intentional wrongdoing, including, but not limited to, making untrue statements of material fact or omitting to state material facts, was found;

(4)	Is subject to any pending proceeding in any
jurisdiction relating to the exemption from registration of any security or offering, or to any order, judgment or decree in which registration violations were found or which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities, or to an SEC censure or other order based on a finding of false filing;

	(5)	Is subject to any order, judgment or decree of any
court or regulatory authority of competent jurisdiction entered within five years prior to the date hereof, temporarily, preliminarily or permanently restraining or enjoining such persons from engaging in or continuing any conduct or practice in connection with any aspect of the securities or commodities business or involving the making of any false filing or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser, or which restrains or enjoins such person from activities subject to federal or state statutes designed to protect consumers against unlawful or deceptive practices involving insurance, banking, commodities, real estate, franchises, business opportunities, consumer goods and services, or is subject to a United States Postal Service false representation order entered within five years prior to the date hereof, or is subject to a temporary restraining order or preliminary injunction with respect to conduct alleged to have violated section 3005 of Title 39, United States Code;

(6)	Is suspended or expelled from membership in, or
suspended or barred from association with a member of, an exchange registered as a national securities exchange, an association registered as a national securities association, or any self-regulatory organization registered pursuant to the Securities Exchange Act of 1934, or a Canadian securities exchange, or association or self-regulatory organization operating under the authority of the Commodity Futures Trading Commission, or is subject to any currently effective order or order entered within the past five years of the SEC, the Commodity Futures Trading Commission or any state securities administrator denying registration to, or revoking or suspending the registration of, such person as a broker-dealer, agent, futures commission merchant, commodity pool operator, commodity trading adviser or investment adviser or associated person of any of the foregoing, or prohibiting the transaction of business as a broker-dealer or agent;

(7)	Has, in any application for registration or in any
report required to be filed with, or in any proceeding before the SEC or any state securities commission or any regulatory authority willfully made or caused to be made any statement which was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact, or has willfully omitted to state in any such application, report or proceeding any material fact which is required to be stated therein or necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, or has willfully failed to make any required amendment to or supplement to such an application, report or statement in a timely manner;

(8)	Has willfully violated any provision of the Securities
Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, the Investment Advisers Act of 1940, the Investment Company Act of 1940, the Commodity Exchange Act of 1974 or the securities laws of any state, or any predecessor law, or of any rule or regulation under any of such statutes;

(9)	Has willfully aided, abetted, counseled, commanded,
induced or procured the violation by any other person of any of the statutes or rules or regulations referred to in subsection
(8) hereof;

 (10) 	Has failed reasonably to supervise his agents, if
he is a broker-dealer, or his employees, if he is an investment adviser, but no person shall be deemed to have failed in such supervision if there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any violation of statutes, rules or orders described in subsection
(8) and if such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with;

(11)	Is subject to a currently effective state
administrative order or judgment procured by a state securities administrator within five years prior to the date hereof or is subject to a currently effective United States Postal Service fraud order or has engaged in dishonest or unethical practices in the securities business or has taken unfair advantage of a customer or is the subject of sanctions imposed by any state or federal securities agency or self-regulatory agency;

(12)	Is insolvent, either in the sense that his liabilities
exceed his assets or in the sense that he cannot meet his obligations as they mature, or is in such financial condition that he cannot continue his business with safety to his customers, or has not sufficient financial responsibility to carry out the obligations incident to his operations or has been adjudged a bankrupt or made a general assignment for the benefit of creditors; or

(13)	If the Operating Partnership is subject to the
requirements of Section 12, 14 or 15 (d) of the Securities Exchange Act of 1934, then the Operating Partnership has filed all reports required by those Sections to be filed during the 12 calendar months preceding the date hereof (or for such shorter period that the Operating Partnership was required to file such reports).